UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2017

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Independent Director

On August 15, 2017, the board of directors (the “Board”) of Wells Fargo & Company (the “Company”) elected Juan A. Pujadas to the Company’s Board, effective September 1, 2017. As a result of his election, the size of the Company’s Board will be 16 directors. Mr. Pujadas is considered an independent director under the New York Stock Exchange’s corporate governance listing standards and the Company’s Corporate Governance Guidelines. Mr. Pujadas has been appointed to serve on the Board’s Risk Committee, Credit Committee, and Finance Committee, effective September 1, 2017.

Since the beginning of 2016, an affiliated entity of one of Mr. Pujadas’ immediate family members entered into loans, other extensions of credit and/or banking or financial services transactions in the ordinary course of business with the Company’s banking and other subsidiaries. All of these lending and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

Mr. Pujadas will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program as described in the Company’s 2017 proxy statement filed with the Securities and Exchange Commission on March 15, 2017. Under the non-employee director compensation program, Mr. Pujadas will automatically be granted a stock award on September 1, 2017, under the Company’s Long-Term Incentive Compensation Plan having a fair market value of approximately $120,000. The number of shares of Company common stock subject to the stock award will be determined by dividing the award value by the closing price of a share of Company common stock on September 1, 2017, rounded up to the nearest whole share. The stock award vests in full on the date of grant. Additional information regarding equity awards under the non-employee director compensation program and our director deferral program under the Wells Fargo & Company Directors Stock Compensation and Deferral Plan is included in Exhibits 10(o) and 10(e) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Retirement of Three Current Directors

On August 15, 2017, each of Stephen W. Sanger, Cynthia H. Milligan and Susan G. Swenson notified the Company that he or she will retire from the Board on December 31, 2017. Their decisions to retire were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Company’s news release (the “News Release”) announcing the Board’s election of Mr. Pujadas to the Company’s Board and the retirements of Mr. Sanger and Mses. Milligan and Swenson from the Board is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 8.01. Other Events.

Election of New Independent Board Chair

On August 15, 2017, the Board elected Elizabeth A. Duke as the Company’s independent Chair to succeed Mr. Sanger, effective January 1, 2018. Ms. Duke will receive customary fees and equity awards from the Company for serving as a director and Chair of the Board in accordance with the Company’s non-employee director compensation program as described in the Company’s 2017 proxy statement filed with the Securities and Exchange Commission on March 15, 2017.

Board Committee Leadership and Composition Changes

Also on August 15, 2017, the Board announced additional changes in the leadership and composition of various Board committees.

The News Release announcing these matters is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	The News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2017	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	News Release	Filed herewith

5